EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Albert E. Hickman, President, Chief Executive Officer, Chairman and director of Environmental Control Corp., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-KSB of Environmental Control Corp. for the year ended September 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Environmental Control Corp.

Dated: January 16, 2007

/s/ Albert E. Hickman
Albert E. Hickman
President, Chief Executive Officer, Chairman and
Director
(Principal Executive Officer)
Environmental Control Corp.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Environmental Control Corp. and will be retained by Environmental Control Corp. and furnished to the Securities and Exchange Commission or its staff upon request.